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                                                                 Exhibit 23.1

                                                              ARTHUR ANDERSEN


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 10, 2000 included in Abington Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Boston, Massachusetts
June 26, 2000